As filed with the Securities and Exchange Commission on May 5, 1999
                                                       Registration No. 333-


===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               ------------------
                           GENERAL BINDING CORPORATION
             (Exact name of registrant as specified in its charter)

                 DELAWARE                             36-0887470
       (State or Other Jurisdiction                (I.R.S. Employer
    of Incorporation or Organization)              Identification No.)
                                  ONE GBC PLAZA
                           NORTHBROOK, ILLINOIS 60062
    (Address, including zip code of registrant's principal executive office)
                      ------------------------------------

                           GENERAL BINDING CORPORATION
                             1989 STOCK OPTION PLAN
                            (Full title of the plan)
                               ------------------

                               STEVEN RUBIN, ESQ.
                           GENERAL BINDING CORPORATION
                                  ONE GBC PLAZA
                           NORTHBROOK, ILLINOIS 60062
                                 (847) 272-3700
(Name, address and telephone number, including area code, of agent for service)

                                   Copies to:
                             THOMAS P. DESMOND, ESQ.
                        VEDDER, PRICE, KAUFMAN & KAMMHOLZ
                            222 NORTH LASALLE STREET
                             CHICAGO, ILLINOIS 60601
                                 (312) 609-7500
                               ------------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
Title of Securities          Amount to            Proposed Maximum                   Proposed Maximum               Amount of
to be Registered         be Registered(1)     Offering Price Per Share(2)      Aggregate Offering Price(2)     Registration Fee(3)
----------------         ----------------     ---------------------------      ---------------------------     --------------------
Common Stock, par
value $.125 per share         297,275                  $20.25                         $6,019,818.75                 $1,673.51
===================================================================================================================================

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the General Binding Corporation 1989 Stock Option Plan (the "Plan") as the result of further stock splits, stock dividends or similar adjustments of the outstanding Common Stock pursuant to Rule 416(a).

(2) Pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the registration fee have been estimated based on the average of the high and low sales prices for the Common Stock as reported by the Nasdaq National Market on May 3, 1999.

(3) An aggregate of 475,975 shares are being carried forward from those shares previously registered by Registration Statements on Form S-8 (File No. 33-33282). A registration fee of $2,997.10 was paid with respect to the shares being carried forward from that filing. The previously registered shares being carried forward together with the shares being registered hereby represent the total number of shares reserved for issuance pursuant to the Plan.

                         -----------------------------
          Pursuant to Rule 429 under the Securities Act of 1933, as amended, the document containing the information required by Part I of this Registration Statement on Form S-8 also relates to the Registrant's shares of Common Stock previously registered on a Registration Statement on Form S-8 (File No. 33-33282).

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

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


          This Registration Statement relates to the registration of 297,275 additional shares of Common Stock, $.125 par value per share, of General Binding Corporation (the "Registrant") reserved for issuance and delivery under the General Binding Corporation 1989 Stock Option Plan, as amended (the "Plan"). The increase in the number of shares authorized to be issued under the Plan was approved by the Registrant's stockholders on May 14, 1996. Pursuant to a Form S-8 Registration Statement filed by the Registrant on January 31, 1990, the Registrant has previously registered an aggregate of 1,050,000 shares of Common of which 475,975 shares remain available for issuance under the Plan. The contents of that Form S-8 Registration Statement (File No. 33-33282) are incorporated herein by reference pursuant to General Instruction E for the Form S-8.

          The document containing the information required by this section, which also relates to the shares remaining available which were previously registered under the above-referenced Registration Statement, will be given to those persons who participate in the Plan, all of whom are employees of the Registrant and its subsidiaries. Such documents are not required to be filed with the Commission as a part of the Registration Statement or as an Exhibit.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed with the Securities and Exchange Commission(the "Commission") by the Registrant are incorporated in this Registration Statement by reference:

(a) Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 0-02604); and

(b) The description of Registrant's Common Stock contained in the Registration Statement on Form 8-A, dated May 1, 1967 (File No. 0-02604).

          All documents filed by Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Registrant is incorporated under the laws of the State of Delaware. The Registrant's Restated Certificate of Incorporation, as amended (the "Charter"), provides that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director, officer, employee or agent of the Registrant, or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fees and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Charter provides that, in the case of a suit by or in the right of the Registrant, no indemnification shall be provided in respect of any claim, issue or matter as to which the person to be indemnified shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the Registrant, unless the Court of Chancery of the State of Delaware, or the court in which the action or suit was brought, shall determine that, despite such negligence or misconduct, such person is fairly and reasonably entitled to be indemnified for such expenses as such court shall deem proper.

          The Charter provides that the Registrant may advance the expenses incurred in defending a proceeding prior to the final disposition of such proceeding upon receipt of an undertaking by the person to be indemnified to repay such amounts if it is ultimately determined that the person receiving such advancement of expenses is not entitled to be indemnified by the Registrant.

          The Charter provides that no director shall be liable for monetary damages for breach of fiduciary duty for any act or omission except with respect to (i) any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law ("DGCL"), or (iv) any transaction from which the director derived an improper personal benefit.

          Section 145 of the DGCL authorizes indemnification by the Registrant of officers and directors and others under the circumstances provided in the Charter described above, and requires such indemnification for expenses actually and reasonably incurred to the extent a director or officer is successful in the defense of any proceeding, or any claim, issue or matter therein.

          The Charter permits the Registrant to, and the Registrant has, purchased insurance on behalf of the officers and directors of the Registrant and its subsidiaries which purports to insure such persons against certain liabilities incurred by them in the discharge of their function as such officers and directors. In addition, the Registrant has purchased insurance which purports to insure the Registrant against certain costs of indemnification which may be incurred by it pursuant to the provisions of the Charter.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

          4.1 Restated Certificate of Incorporation of General Binding Corporation, as amended (incorporated by reference to Exhibit
                  3.1 to Registrant's Registration Statement on Form S-4, Registration No. 333- 59819).

          4.2 Amended and Restated By-Laws of General Binding Corporation (incorporated by reference to Exhibit 3.2 to Registrant's Registration Statement on Form S-4, Registration No. 333-59819).

          4.3 General Binding Corporation 1989 Stock Option Plan, as amended (incorporated by reference to Exhibit A to Registrant's Proxy Statement, dated April 8, 1996, relating to the 1996 Annual Meeting of Stockholders, File No. 0-02604).

          5 Opinion of Steven Rubin regarding the legality of the Common Stock, par value $.125 per share, to be issued upon exercise of options issued under the Plan.

          23.1    Consent of Arthur Andersen LLP.

          23.2    Consent of Steven Rubin (included in Exhibit 5).

          24 Powers of Attorney (included on the signature pages of the Registration Statement).

ITEM 9.   UNDERTAKINGS.

          (a)     The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information set forth in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northbrook, State of Illinois, on this 5th day of May, 1999.

                                        General Binding Corporation


                                        By: /s/ Govi C. Reddy
                                            ------------------------------------
                                            Govi C. Reddy
                                            President and Chief Executive
                                            Officer


                                        By: /s/ William R. Chambers, Jr.
                                            ------------------------------------
                                            William R. Chambers, Jr.
                                            Vice President and Chief Financial
                                            Officer

          We, the undersigned officers and directors of General Binding Corporation, and each of us, do hereby constitute and appoint each and any of Govi C. Reddy and Steven Rubin our true and lawful attorney and agent, with full power of substitution and resubstitution, to do any and all acts and things in our name and behalf in any and all capacities and to execute any and all instruments for us in our names in any and all capacities, which attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that said attorney and agent, or his substitute, shall do or cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities on the 5th day of May, 1999.

             Name                             Title
             ----                             -----

/s/ William N. Lane
----------------------------      Chairman of the Board and Director
William N. Lane III

/s/ Govi C. Reddy
----------------------------      President, Chief Executive Officer and
Govi C. Reddy                     Director(principal executive officer)

/s/ William R. Chambers, Jr.
----------------------------      Vice President and Chief Financial Officer
William R. Chambers, Jr.          (principal financial and accounting officer)

/s/ Richard V. De Schutter
----------------------------                  Director
Richard V. De Schutter

/s/ Theodore Dimitriou
----------------------------                  Director
Theodore Dimitriou

----------------------------                  Director
Rudolph Grua

/s/ Thomas G. Kalebic
----------------------------                  Director
Thomas V. Kalebic

             Name                             Title
             ----                             -----

/s/ James A. Miller
----------------------------                  Director
James A. Miller

/s/ Arthur C. Nielsen, Jr.
----------------------------                  Director
Arthur C. Nielsen, Jr.

/s/ Warren R. Rothwell
----------------------------                  Director
Warren R. Rothwell

/s/ Robert J. Stucker
----------------------------                  Director
Robert J. Stucker

                                INDEX TO EXHIBITS


EXHIBIT
NUMBER                           DESCRIPTION OF EXHIBIT
------                           ----------------------

4.1 Restated Certificate of Incorporation of General Binding Corporation, as amended (incorporated by reference to Exhibit 3.1 to Registrant's Registration Statement on Form S-4, Registration No. 333-59819).

4.2 Amended and Restated By-Laws of General Binding Corporation (incorporated by reference to Exhibit 3.2 to Registrant's Registration Statement on Form S-4, Registration No. 333-59819).

4.3 General Binding Corporation 1989 Stock Option Plan, as amended (incorporated by reference to Exhibit A to Registrant's Proxy Statement, dated April 8, 1996, relating to the 1996 Annual Meeting of Stockholders, File No. 0-02604).

5 Opinion of Steven Rubin regarding the legality of the Common Stock, par value $.125 per share, to be issued upon exercise of options issued under the Plan.

23.1       Consent of Arthur Anderson LLP.

23.2       Consent of Steven Rubin (included in Exhibit 5).

24 Powers of Attorney (included on the signature pages of the Registration Statement).